SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) May 13, 2002


                          COSTCO WHOLESALE CORPORATION
             (Exact name of registrant as specified in its charter)

       Washington                 0-20355                   91-1223280
(State or Other Jurisdiction    (Commission              (I.R.S. Employer
     of Incorporation)          File Number)           Identification Number)

                                 999 Lake Drive
                           Issaquah, Washington 98027
                     (Address of principal executive office)


Registrant's telephone number, including area code:  425-313-8100


Item 4.       Changes in Registrant's Certifying Accountant.

     On May 13, 2002, the Audit Committee of Costco Wholesale Corporation's ("Costco" or the "Company") Board of Directors engaged KPMG LLP as the Company's firm of independent auditors for 2002, replacing Arthur Andersen LLP, which had served the company since 1983. The Audit Committee of the Board is responsible for the selection and replacement of the Company's independent auditing firm.

     Arthur Andersen's reports on Costco's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Costco's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on Costco's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

     Costco has provided Arthur Andersen with a copy of the foregoing disclosures and has requested a letter from Arthur Andersen stating whether it agrees with the disclosure contained herein.

     During the last two complete fiscal years and through the date hereof, Costco did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Costco's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on May 16, 2002.


                             COSTCO WHOLESALE CORPORATION


                             By:  /s/ Richard A. Galanti
                                      Richard A. Galanti, Executive Vice
                                      President and Chief Financial Officer


















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